Remy International, Inc. Closes Refinancing of Term B Loan Credit Agreement and Asset Based Line (ABL) Amendment
PENDLETON, Ind., March 5, 2013 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starters and alternators for light vehicle and commercial vehicle applications, locomotive products and hybrid electric motors, today announced that it has closed the refinancing of its existing senior secured Term B Loan with a new $300 million 7-year Term B Loan facility, through Bank of America, N.A. as Administrative Agent and joint lead arrangers Merrill Lynch, Pierce, Fenner & Smith, Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. Remy also amended the existing $95 million ABL Credit Agreement with Wells Fargo Capital Finance, LLC and Bank of America, N.A.
The new Capital structure will provide significant benefits for the company including:

•	Reducing the Term B Loan cash yield from 6.25% to 4.25%

•	Providing increased financial flexibility with updated covenants

•	Extending the maturity of the Term B Loan from December 17, 2016 to March 5, 2020

•	Extending the maturity of the ABL Credit Agreement from December 17, 2015 to September 5, 2018

•	Lowering the cost of borrowing on our ABL
Fred Knechtel, Remy International, Inc. Chief Financial Officer said, “We were pleased to be able to take advantage of the strong credit markets to refinance the Term B Loan and amend the ABL. This refinancing lowers interest expense by approximately $6 million and adds $0.11 to diluted earnings per share.”
“The favorable terms are a reflection of improved markets and Remy’s strong performance. The new credit agreement provides us the financial flexibility needed to fund potential acquisitions and the regional expansion necessary to support our global growth strategy”, added Jay Pittas, Remy International, Inc. President and Chief Executive Officer.
About Remy
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy® and Remy® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Forward Looking Statements This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company Form 10-K and other filings with the Securities and Exchange Commission.

A copy of the Form 8-K will be available on the Remy International Website at http://www.remyinc.com under Investor Relations.
Investor Contact: Eric Struik, Vice President of Finance
Struik.Eric@remyinc.com
(765) 778-6749
SOURCE : Remy International, Inc.